Exhibit 3.31

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Gwyn Shea Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

[Company], INC.
Filing Number: __________

The undersigned, as Secretary of State of Texas, hereby certifies that the statement of change of registered agent/office for the above named entity has been received in this office and has been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Filing.

Dated: __________

Effective: ___________

/s/ Gwyn Shea
Gwyn Shea
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
PHONE(512) 463-5555	FAX(512) 463-5709	TTY7-1-1
Prepared by: Leila Wurst

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	FILED In the Office of the Secretary of State of Texas JUL 16 2003 Corporations Section

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.	The name of the entity is

and the file number issued to the entity by the secretary of state is______________________________________________________________________

2.	The entity is: (Check one.)

☒
a business corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

☐
a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

	☐	a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

	☐	a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

	☐	an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.	The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 800 Brazos Street Austin, TX 78701

4.	☒	A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

c/o C T Corporation System, 350 N, St. Paul Stree, Dallas, Texas 75201

OR	☐	B. The registered office address will not change.

5.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Corporation Service Company

6.	☒	A. The name of the NEW registered agent is CT Corporation System

OR	☐	B. The registered agent will not change.

The State of Texas
Secretary of State

CERTIFICATE OF INCORPORATION

OF

[Company], INC.
CHARTER NUMBER __________

          THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

          ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

          ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED ________

EFFECTIVE _________

/s/ Henry Cuellar
Henry Cuellar, Secretary of State

FILED In the Office of the Secretary of State of Texas APR 04 2001 Corporations Section

Articles Of Incorporation of [Company], Inc.

THE UNDERSIGNED INCORPORATOR, being a 44-year-old individual, hereby these articles of incorporation to organize a corporation under the Texas Business Corporation Act (the “Act”).

FIRST: The Name of the corporation is [Company], Inc.

SECOND: The period of duration of the corporation is perpetual.

THIRD: The purposes for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Act, although the corporation shall commence business only after it shall have received, for the issuance of its shares, at least $1,000.

FOURTH: The corporation is authorized to issue is 1,000 shares, of one class, without par value.

FIFTH: The liability of the directors of the corporation is eliminated to the fullest extent permitted by the Act and by the Texas Miscellaneous Corporation Laws Act, as the same may be amended and supplemented, and, accordingly, the corporation shall, to the fullest extent permitted by Article 2.02-1 of the Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such Article 2.02-1 from and against any and all of the expenses, liabilities, or other matters referred to or covered by such Article 2.02-1.

SIXTH: The post-office address of the initial registered office of the corporation in the State of Texas is c/o Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company, 800 Brazos, Austin, Texas 78701, and the name of the initial registered agent of the corporation at such address is Corporation Service Company d/b/a CSC Lawyers Incorporating Service Company.

SEVENTH: The number of directors constituting the initial Board of Directors of the corporation is one. The individual who is to serve as the sole initial director of the corporation is F. Scott Kellman. Mr. Kellman’s address is 900 Victor’s Way, Suite 350, Ann Arbor, Michigan 48108.

EIGHTH: The name and address of the incorporator is Stuart D. Logan, Esq., Dykema Gossett PLLC, 39577 Woodward Avenue, Suite 300, Bloomfield Hills, Michigan 48304-2820.

NINTH: From time to rime hereafter, any provision of these Articles of Incorporation may be amended or repealed, and other provisions authorized by Texas law at the time in force may be added in the manner prescribed by such laws, and all contracts and rights at any time conferred upon the corporation’s shareholders by these Articles of Incorporation are granted subject to this Article.

SO EXECUTED on this ___ day of ____, _____.

/s/ Stuart D. Logan
Stuart D. Logan, Incorporator